THIS NOTE AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS NOTE NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

NORTH COAST PARTNERS, INC.

Convertible Promissory Note

U.S.$50,000

August 28, 2008

North Coast Partners, Inc., a Delaware corporation (the "Company"), with reference made to that certain Asset sale and assignment agreement by and between Mel Venkateswaran ("Maker") and the Company of August 28, 2008 (the "Agreement') for value received, hereby promises to pay to the order of Mel Venkateswaran ("Maker"), the principal sum of U.S. Fifty Thousand Dollars (US$50,000) plus all accrued but unpaid interest on the earlier of (i) August 27, 2009 or (ii) the date Maker informs the Company that the Note is due and payable (the "Maturity Date"). Interest shall be computed on the basis of a 365-day year from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of Five percent (5%) per annum, such interest to be due and payable in full on the Maturity Date.

This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

1. default in the payment or performance of this or any other liability or obligation of the Company to the holder, including the payment when due of any principal, premium or interest under this Note and/or all obligations that become due by any default of the Maker of the Agreement; or

2. the liquidation, termination of existence, dissolution, insolvency or business failure of the Company, or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within 30 days; or

3. the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors; or

4. the breach by the Company of any representations, warranties and covenants contained herein.

Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is five (5) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Company with respect to the payment of such interest has been discharged (whether before or after judgment).

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Company shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

No reference in this Note to any guaranty or other document shall impair the obligation of the Company, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Company under this Note.

No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

1. Conversion. The Maker has the right, at its option, at any time and from time to time prior to the close of business on the Maturity Date to convert all or part of the outstanding principal and interest amount of this Note into fully-paid and non-assessable shares of Common Stock of the Company ("Common Stock") at a conversion price (the "Conversion Price") of fifty cents ($0.50) per share. In order to exercise this optional conversion privilege, the holder of this Note shall surrender this Note to the Company during usual business hours at the Company's principal executive office, accompanied by written notice in form satisfactory to the Company that the holder elects to convert the principal amount of this Note or a portion hereof specified in such notice. Such notice shall also state the name or names (with address and federal tax

identification number, if applicable) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.

2. Surrender of Note and Delivery of Certificates. When surrendered for conversion this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above (in the case of optional conversion), the Company shall deliver or cause to be delivered at its principal executive office to the holder, or on the holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or portion hereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion and the notice specified above (in the case of optional conversion) shall have been received by the Company at its principal executive office (the "Conversion Date"), and the holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Note is being converted (in the case of optional conversion), a new Note shall promptly be delivered to the holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered.

3. Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the Conversion Price.

4. Securities Act Representations. Upon conversion of this Note, the Maker may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended, and any other representations requested by the Company.

5. Prepayment of Principal. The principal indebtedness represented by this Note may be prepaid in whole or in part, with prior written consent of the Maker.

6. Successors and Assigns. This Note, and the obligations and rights hereof, shall be binding upon and inure to the benefit of the Company, the Maker of this Note, and their respective heirs, successors and assigns.

7. Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Maker.

8. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

NORTH COAST PARTNERS, INC.

By: ______________________
Name:
Title:

____
Mel Venkateswaran